Exhibit (a)(1)(K)

LETTER OF INSTRUCTION FOR PARTICIPANTS IN THE

MIDAS, INC. 401(k) PLAN

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

MIDAS, INC.

at

$11.50 Net Per Share

by

GEARSHIFT MERGER CORP.,

a wholly owned subsidiary of

TBC CORPORATION

Before completing this Letter of Instruction, please read carefully the Letter from Diversified Investment Advisors, in its capacity as the Administrator of the Midas, Inc. 401(k) Plan, and the accompanying Offer to Purchase and all other enclosed materials.

To:	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, Massachusetts 02021
Facsimile: (866)863-8381

From:
Name of 401(k) Plan Participant

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of the Letter from Diversified Investment Advisors, dated April 6, 2012, and the accompanying Offer to Purchase, dated March 28, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Gearshift Merger Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of TBC Corporation, a Delaware limited liability company (“Parent”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Shares”), of Midas, Inc., a Delaware corporation (“Midas”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 12, 2012, by and among Parent, Purchaser and Midas, and the Offer.

VOLUNTARY CORPORATE ACTION COY: MDS MIDAS, INC. 401(K)

INSTRUCTION

I hereby instruct State Street Bank and Trust Company, as Trustee of the 401(k) Plan, to tender, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, a copy of which I have received and read, the indicated percentage of Shares or, if no percentage is indicated, 100% of the Shares, allocated to my account under the 401(k) Plan. I understand that my instructions will be kept confidential from Midas, Inc.

Percentage Of Shares to Be Tendered:

                                      %

SIGN HERE

Signature:

Please Type or Print Name:

Please Type or Print Address:

Area Code and Telephone Number:

Social Security Number:

Dated: , 2012

2

VOLUNTARY CORPORATE ACTION COY: MDS MIDAS, INC. 401(K)